Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-164007) of Knightsbridge Tankers Limited of our report dated March 18, 2011 relating to the financial statements and the effectiveness of internal control over finanical reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers A.S.
Oslo, Norway

March 18, 2011